UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Biora Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122
NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2022
To the Stockholders of Biora Therapeutics:
Biora Therapeutics, Inc. (the “Company”) will hold a Special Meeting of Stockholders (the “Special Meeting”) on Monday, December 19, 2022, at 9:00 a.m. Pacific Time. The Special Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/BIOR2022SM. The Special Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):
(1)	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from to , inclusive (“Proposal 1”);
(2)
To approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (“Proposal 2”);

(3)	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”); and
(4)	To transact any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.
The Board of Directors has fixed November 23, 2022 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Notwithstanding the foregoing, holders of our outstanding shares of Series X Preferred Stock will only be entitled to vote such shares on Proposal 1 and Proposal 2 and will only be able to vote to the extent that such shares have not been automatically redeemed in the Initial Redemption, as described in the Proxy Statement.
Instructions for accessing the virtual Special Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Special Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Special Meeting, the meeting chair or secretary will convene the meeting at 10:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.bioratherapeutics.com/.
By Order of the Board of Directors,

/s/ Adi Mohanty

Adi Mohanty Chief Executive Officer and Director
San Diego, California
     , 2022

Whether or not you expect to participate in the virtual Special Meeting, please vote as promptly as possible in order to ensure your representation at the Special Meeting. You may vote by mail, online or via a toll-free telephone number by following the instructions on the proxy card or the voting instruction card you received. As a result of the dividend of shares of Series X Preferred Stock to stockholders of record as of the close of business on November 21, 2022, each holder of shares of our common stock will also hold a number of one one-thousandths of a share of our Series X Preferred Stock equal to the whole number of shares of common stock held by such holder. Because any one one-thousandths of a share of Series X Preferred Stock that is not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed, if you fail to attend the Special Meeting or submit a proxy to vote your shares, your shares of Series X Preferred Stock will be redeemed immediately prior to the opening of the polls at the Special Meeting and you will not be entitled to vote those shares at the Special Meeting.

LEGAL MATTERS
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on December 19, 2022. The Proxy Statement is available at www.proxyvote.com.
Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical facts included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.
Use of Trademarks. Biora Therapeutics is the trademark of Biora Therapeutics, Inc. Other names and brands may be claimed as the property of others.

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
Why Are We Holding a Special Meeting?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Biora Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually on December 19, 2022 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. We are holding the Special Meeting in order to obtain the stockholder approval necessary to effect a reverse stock split (and a corresponding reduction in the total number of authorized shares of our common stock) to increase the per share trading price of our common stock in order to maintain our listing on the Nasdaq Global Market. You are invited to participate in the Special Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being mailed to stockholders on or about     , 2022.
Why Are We Holding the Meeting Virtually?
We have adopted a virtual meeting format for the Special Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. Utilizing a virtual meeting format also helps to protect our stockholders and employees in light of the public health and safety considerations posed by the ongoing coronavirus (COVID-19) pandemic. In structuring our virtual Special Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who Can Vote?
Only stockholders of record at the close of business on November 23, 2022 (the “Record Date”) are entitled to notice of the Special Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date,     shares of our common stock, par value $0.001 per share, were issued and outstanding, and     shares of our Series X Preferred Stock, par value $0.001 per share (our “Series X Preferred Stock”), were issued and outstanding. Holders of outstanding shares of Series X Preferred Stock will only be entitled to vote such shares on Proposal 1 and Proposal 2 and will only be able to vote to the extent that such shares have not been automatically redeemed in the Initial Redemption (defined below).
In light of the urgent need to schedule the Special Meeting in order to maintain our listing on the Nasdaq Global Market, as described above, we could not initiate the inquiry required by Rule 14a-13(a)(1), promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a full 20 business days prior to the Record Date. We initiated that inquiry as soon as we established the Record Date for the Special Meeting. We have received assurance that the broker inquiry required by Exchange Act Rule 14a-13(a)(1) that has been conducted on our behalf has produced a complete data set of stockholders, banks and brokers as of the Record Date.
Why Did the Board Decide to Issue Shares of Series X Preferred Stock?
Over the past several years, several large brokerage firms (particularly firms with heavily retail stockholders) have changed their voting policies and now no longer return broker votes at stockholder meetings. As a result of these changes, numerous peer companies have had difficulty obtaining the requisite level of approval for proposals, such as our reverse stock split proposal, even where the votes cast were overwhelmingly in favor of the proposal. In such situations, the will of the voting stockholders is effectively ignored due to an overall low level of voting turnout. In the case of the matters to be voted on at the Special Meeting, the Board was concerned that a low level of voter turnout would frustrate the will of the voting stockholders and potentially endanger both our continued listing on Nasdaq and our ability to issue additional shares of common stock to fund ongoing operations. In light of these concerns, the Board determined that it was in the best interests of the Company and stockholders to issue shares of Series X Preferred Stock to help mitigate execution risk in connection with the Special Meeting and reverse stock split. In approving the issuance of the Series X Preferred Stock, the Board noted in particular that the Series X Preferred Stock votes would simply mirror the votes cast by the common stock, thereby preserving the relative “for” and “against” voting ratios.
What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?
Registered Stockholder: Shares Registered in Your Name
If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered to be, with respect to those shares, the registered stockholder, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If your shares are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
How Can I Participate in the Virtual Special Meeting?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Special Meeting. To participate in the Special Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/BIOR2022SM, enter the 16-digit control number found on your proxy card, and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Special Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that relate to the business to be conducted at the Special Meeting and that comply with the Special Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Special Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What Am I Voting on?
The proposals to be voted on at the Special Meeting are as follows:
(1)	Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from to , inclusive (“Proposal 1”);
(2)
Approval of an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (“Proposal 2”); and

(3)	Approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 3”).

How Does the Board Recommend That I Vote?
The Board recommends that you vote your shares “FOR” Proposals 1, 2 and 3.
What If Another Matter Is Properly Brought before the Special Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How Many Votes Do I Have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Special Meeting.
As announced on November 10, 2022, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series X Preferred Stock for each outstanding share of common stock to stockholders of record of common stock as of the close of business on November 21, 2022. The holders of Series X Preferred Stock have 3,000 votes per whole share of Series X Preferred Stock (i.e., 3 votes per one one-thousandth of a share of Series X Preferred Stock) and are entitled to vote with the common stock, together as a single class, on Proposal 1 and Proposal 2, but are not otherwise entitled to vote on any other proposal to be presented at the Special Meeting. Notwithstanding the foregoing, each share of Series X Preferred Stock redeemed pursuant to the Initial Redemption (defined below) will have no voting power with respect to Proposal 1 and Proposal 2 (or any other matter). When a holder of common stock submits a vote on Proposal 1 and Proposal 2, the corresponding number of fractional shares of Series X Preferred Stock held by such holder will be automatically voted in a mirrored fashion unless otherwise indicated. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of Proposal 1, then 40 votes will be recorded in favor of Proposal 1, because the stockholder’s shares of Series X Preferred Stock will automatically be voted in favor of Proposal 1 alongside such stockholder’s shares of common stock.
All shares of Series X Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series X Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the Certificate of Amendment effecting the Reverse Stock Split (as such terms are defined below).
What Does It Mean If I Receive More Than One Set of Proxy Materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.
How Do I Vote?
Even if you plan to attend the Special Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Special Meeting.
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or by proxy in advance of the Special Meeting by Internet (at www.proxyvote.com), by completing and mailing a proxy card or by telephone (at 800-690-6903).
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Special Meeting (see “How Can I Participate in the Virtual Special Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Special Meeting by following the instructions they provide.

What Happens If I Do Not Vote?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Special Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?
Registered Stockholder: Shares Registered in Your Name
The shares represented by each signed and returned proxy will be voted at the Special Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares of common stock and, with respect to Proposal 1 and Proposal 2, your shares of Series X Preferred Stock, in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares of common stock and, with respect to Proposal 1 and Proposal 2, your shares of Series X Preferred Stock, with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I Change My Vote after I Submit My Proxy?
Registered Stockholder: Shares Registered in Your Name
If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Special Meeting in any one of the following ways:
(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;
(2)	You may submit new proxy instructions via telephone or the Internet;
(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or
(4)	You may vote by attending the Special Meeting virtually. However, your virtual attendance at the Special Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What Is the Quorum Requirement?
The holders of a majority of the voting power of the stock outstanding and entitled to vote at the Special Meeting, including at least a majority of the outstanding shares of common stock, must be present at the Special Meeting, either in person or by proxy, to constitute a quorum. A quorum is required to transact business at the

Special Meeting. Shares that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the issued and outstanding shares of capital stock of the Company entitled to vote at the Special Meeting for purposes of determining the presence of a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Special Meeting virtually and vote. Abstentions and broker non-votes are expected to be counted toward the quorum requirement. If there is no quorum, the Board (in accordance with the authority granted pursuant to Proposal 3), meeting chair or the holders of a majority of the voting power of the stock present at the Special Meeting, either personally or by proxy, may adjourn the Special Meeting to another time or date.
How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?
Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Special Meeting.
Proposal 1: Approval of a Reverse Stock Split
The affirmative vote of at least a majority of the voting power of the outstanding shares of common stock and Series X Preferred Stock entitled to vote thereon is required for the approval of Proposal 1. Please refer to the discussion above under “How Many Votes Do I Have?” for a description of the Series X Preferred Stock, which is entitled to be voted together with the common stock as a single class on Proposal 1. Shares of Series X Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on Proposal 1 and will be excluded from the calculation as to whether Proposal 1 passes at the Special Meeting. Due to the voting power of the shares of Series X Preferred Stock that are redeemed pursuant to the Initial Redemption, the holders of common stock that submit a proxy to vote their shares at the Special Meeting or vote at the Special Meeting will effectively have enhanced voting power on Proposal 1 over holders of common stock that are not represented in person or by proxy at the Special Meeting. This means that Proposal 1 could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the matter.
Proposal 2: Approval of a Reduction in the Number of Authorized Shares of Common Stock
The affirmative vote of at least a majority of the voting power of the outstanding shares of common stock and Series X Preferred Stock entitled to vote thereon is required for the approval of Proposal 2. Please refer to the discussion above under “How Many Votes Do I Have?” for a description of the Series X Preferred Stock, which is entitled to be voted together with the common stock as a single class on Proposal 2. Shares of Series X Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on Proposal 2 and will be excluded from the calculation as to whether Proposal 2 passes at the Special Meeting. Due to the voting power of the shares of Series X Preferred Stock that are redeemed pursuant to the Initial Redemption, the holders of common stock that submit a proxy to vote their shares at the Special Meeting or vote at the Special Meeting will effectively have enhanced voting power on Proposal 2 over holders of common stock that are not represented in person or by proxy at the Special Meeting. This means that Proposal 2 could be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the matter.
Proposal 3: Approval of an Adjournment of the Special Meeting
The affirmative vote of a majority of shares of common stock present in person or by proxy at the Special Meeting is required for the approval of Proposal 3. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.
Who Is Paying for This Proxy Solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.
We have retained Morrow Sodali LLC, a proxy solicitation firm, for assistance in connection with the Special Meeting at an estimated cost of up to approximately $60,000 plus reasonable out-of-pocket expenses.
How Can I Find out the Voting Results?
We expect to announce preliminary voting results at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
Background
We are asking our stockholders to approve two amendments to our Eighth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which the Board has approved and declared advisable, to effect:
•	a reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from and , inclusive (“Proposal 1”); and
•
a reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”) as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (“Proposal 2”).

The primary purpose of the Reverse Stock Split is to raise the per share trading price of our common stock by reducing the number of outstanding shares in order to maintain our listing on the Nasdaq Global Market (“Nasdaq”). On June 6, 2022, the Company received written notice (the “Notification Letter”) from Nasdaq notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5450(a)(1). The Notification Letter stated that the Company had 180 calendar days to regain compliance, and in order to do so, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days at any time prior to the expiration of the 180 calendar day period. If the Company does not achieve compliance during the initial 180 calendar day period, the Company should be eligible for an additional 180 calendar day period. However, after both compliance periods have lapsed, the Company may be subject to delisting.
The Authorized Shares Reduction is designed to avoid what some stockholders might view as an unreasonably high number of authorized, but unissued and unreserved, shares following a Reverse Stock Split; as such, the implementation of the Authorized Shares Reduction is expressly conditioned upon the implementation of the Reverse Stock Split. If stockholders approve both Proposals 1 and 2 and the Board determines to implement the Reverse Stock Split, the Board will also implement the Authorized Shares Reduction. However, if stockholders approve Proposal 1 but not Proposal 2, the Board may still determine to implement the Reverse Stock Split without the Authorized Shares Reduction.
Effectiveness of Amendments
The effectiveness of these amendments or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, following the Special Meeting any time prior to the one-year anniversary of the meeting. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix A. If approved by stockholders and implemented by the Board, the Reverse Stock Split and the Authorized Shares Reduction will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment (the “Effective Date”). We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.
No Dissenter’s or Appraisal Rights
Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to Proposals 1 or 2, or the corresponding amendments to our Certificate of Incorporation.
Interest of Certain Persons in Matter to be Acted Upon
No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposals 1 or 2 that is not shared by all other stockholders.

PROPOSAL 1: APPROVAL OF A REVERSE STOCK SPLIT
Our stockholders are being asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from     to     , inclusive.
Reasons for a Reverse Stock Split
To maintain our listing on Nasdaq. As discussed above, the primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on Nasdaq. Delisting from Nasdaq may adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.
To potentially improve the marketability and liquidity of our common stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.
To decrease the risk of market manipulation of our common stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.
To provide us with flexibility with respect to our authorized common stock. A Reverse Stock Split, notwithstanding the potential implementation of a corresponding Authorized Shares Reduction, is expected to increase the number of authorized, but unissued and unreserved, shares of our common stock. These additional shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plans); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any plans, arrangements, understandings or commitments for the additional shares that would become available.
Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders.
Criteria to be Used for Determining Whether to Implement a Reverse Stock Split
Proposal 1 gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including     and     based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:
•	the historical trading price and trading volume of our common stock;
•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;
•	the continued listing requirements for our common stock on Nasdaq or other applicable exchanges;
•	the number of shares of common stock outstanding;
•	which Reverse Stock Split ratio would result in the least administrative cost to us; and
•	prevailing industry, market and economic conditions.
Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split
We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price or be completed before Nasdaq commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. If we continue to fail to meet Nasdaq’s listing requirements, Nasdaq may suspend trading and commence delisting proceedings.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.
The implementation of a Reverse Stock Split, even with an Authorized Shares Reduction, would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.
Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.
Effects of a Reverse Stock Split
As of the Effective Date:
•
each     to     shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of common stock;

•	no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below);
•
proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	the number of shares of common stock then reserved for issuance under our equity compensation plans will be reduced proportionately;
•
the number of shares of common stock then reserved for issuance pursuant to the Company’s 7.25% Convertible Senior Notes due 2025 (the “Convertible Notes”) will be reduced proportionately, and, the conversion price of our Convertible Notes will be increased proportionately; and

•
if the Authorized Shares Reduction is also approved, and depending on the split ratio, the total number of authorized shares of common stock will be reduced from 350,000,000 to a range of     to     , as shown in the table below (otherwise, the total number of authorized shares of common stock will remain at 350,000,000).

All shares of Series X Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series X Preferred Stock that are not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the Certificate of Amendment effecting the Reverse Stock Split. Please refer to the discussion in the General Information section under “How Many Votes Do I Have?” and “How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?” for a description of the voting power of the Series X Preferred Stock.
The following tables summarize, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of     and without giving effect to the treatment of fractional shares.
Assuming Both Proposals 1 and 2 Are Approved by Stockholders and Implemented by the Board
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	350,000,000
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
*	Based on a hypothetical post-split stock price calculated by multiplying the stock price on ($ ) by the split ratio.
Assuming Proposal 1 (but not Proposal 2) Is Approved by Stockholders and Implemented by the Board
Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	350,000,000
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
*	Based on a hypothetical post-split stock price calculated by multiplying the stock price on ($ ) by the split ratio.
A Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).
A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by Nasdaq, our common stock would continue to be listed on Nasdaq under the symbol “BIOR,” but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the Effective Date.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes) equal to such fraction multiplied by the closing price of the common stock on Nasdaq on the first business day immediately preceding the Effective Date (as adjusted in good faith by the corporation to account for the reverse stock split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.
Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.
As of November 23, 2022, there were     stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Procedure for Effecting a Reverse Stock Split
Beneficial holders of common stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.
Registered holders of common stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.
Material U.S. Federal Income Tax Consequences
The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.
We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).
This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.
For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the U.S.;
•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.
This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.
In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.
U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.
Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Accounting Consequences
The par value per share of our common stock will remain unchanged at $0.001 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.
Board Recommendation
The Board recommends a vote “FOR” the approval of the Reverse Stock Split.

PROPOSAL 2: APPROVAL OF A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
In connection with the Reverse Stock Split, our stockholders also are being asked to approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction.” The implementation of the Authorized Shares Reduction is contingent upon the implementation of the Reverse Stock Split.
Reasons for an Authorized Shares Reduction; Certain Risks
The implementation of a Reverse Stock Split does not require a reduction in the number of authorized shares. As described above, in the event a Reverse Stock Split is implemented, the Board desires to ensure that it strikes an appropriate balance in the post-split number of authorized but unissued and unreserved shares. In determining the appropriate reduction in authorized shares described below, the Board took into account relevant proxy advisory firm guidelines. The Authorized Shares Reduction is not directly proportionate to the Reverse Stock Split ratio, which means, in the event a Reverse Stock Split is implemented, there would be an effective increase in the number of authorized shares of common stock available for issuance. However, under most split ratios this increase will be smaller than the effect a Reverse Stock Split would have had without an Authorized Share Reduction.
As described in Proposal 1, a Reverse Stock Split and the resulting effective increase in the number of authorized shares available for issuance, could, under certain circumstances, have anti-takeover implications. Stockholders should be aware that if Proposal 1 is approved and Proposal 2 is not approved, or if both proposals are approved but the selected split ratio is   :1, the authorized shares of common stock would remain unchanged at 350,000,000 shares, and as such, the anti-takeover implications associated with any Reverse Stock Split may be enhanced.
Effects of an Authorized Shares Reduction
If Proposals 1 and 2 are approved and implemented, the Authorized Shares Reduction will become effective simultaneously with the Reverse Stock Split on the Effective Date. As of the Effective Date, and depending on the split ratio, the number of authorized shares of common stock will automatically be reduced from 350,000,000 to a range between     and     , as detailed below. For more information, see the caption “Effects of a Reverse Stock Split.”
All shares of Series X Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed in the Initial Redemption. Any outstanding shares of Series X Preferred Stock that are not redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the effectiveness of the Certificate of Amendment effecting the Reverse Stock Split. Please refer to the discussion in the General Information section under “How Many Votes Do I Have?” and “How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?” for a description of the voting power of the Series X Preferred Stock.
Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction
Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
Pre-Reverse Stock Split	350,000,000
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
Post-Reverse Stock Split :1
The Authorized Shares Reduction will not have any effect on the rights of existing stockholders or the par value per share of the common stock.
Board Recommendation
The Board recommends a vote “FOR” the approval of the Authorized Shares Reduction.

PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
General
We may ask stockholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt any of the other proposals. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Special Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Special Meeting to adopt one of the other proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Special Meeting to solicit additional proxies for the proposal for which there are insufficient votes, and the Board may do so without adopting the proposal for which there are sufficient votes at the time of the Special Meeting.
Board Recommendation
The Board recommends a vote “FOR” the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK
Security Ownership of Certain Beneficial Owners and Management
The following table presents information regarding beneficial ownership of our common stock and Series X Preferred Stock as of November 23, 2022 by:
•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock and Series X Preferred Stock;
•	each of our directors;
•	each of our Named Executive Officers (“NEOs”); and
•	all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.
The percentage information shown in the columns titled “Percentage of Common Stock” and “Percentage of Voting Power on Proposals 1 and 2” in the table below is based on    shares of our common stock and    shares of our Series X Preferred Stock outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.
Name and Address of Beneficial Owner	Shares of Common Stock	Shares of Series X Preferred Stock(1)	Percentage of Common Stock	Percentage of Voting Power on Proposals 1 and 2(2)
Greater than 5% Holders
Entities affiliated with Athyrium Capital Management, LP(3)
Named Executive Officers and Directors
Adi Mohanty
Harry Stylli, Ph.D.(4)
Jeffrey D. Alter(5)
Jeffrey A. Ferrell(3)
Jill Howe
Brian L. Kotzin, M.D.(6)
Lynne Powell(7)
Surbhi Sarna
Matthew Cooper(8)
Eric d’Esparbes(9)
Hutan Hashemi(10)
Clarke Neumann(11)
Sami Shihabi(12)
All current directors and executive officers as a group (9 persons)(13)
*	Represents beneficial ownership of less than one percent.
(1)
As announced on November 10, 2022, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series X Preferred Stock for each outstanding share of common stock to holders of record of common stock as of the close of business on November 21, 2022. Shares of Series X Preferred Stock will not be distributed with respect to any options or warrants to purchase shares of our common stock unless such options or warrants are exercised prior to such record date.

(2)
All shares of Series X Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed. Please refer to the discussion in the General Information section under “How Many Votes Do I Have?” and “How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?” for a description of the voting power of the Series X Preferred Stock.
(3)
Based on a Schedule 13D/A filed on November 26, 2021 and includes shares of common stock beneficially owned by certain affiliates of Athyrium Capital Management, LP. Consists of (a)    shares of common stock owned by Athyrium Opportunities III Co-Invest 1 LP, (b)    shares of common stock issuable upon exercise of a warrant held by Athyrium Opportunities III Co-Invest 1 LP, (c)    shares of common stock issuable upon conversion of a convertible note held by Athyrium Opportunities III Co-Invest 1 LP, (d)    shares of common stock owned by Athyrium Opportunities III Acquisition LP, (e)    shares of common stock issuable upon conversion of a convertible note held by Athyrium Opportunities III Acquisition LP, (f)    shares of common stock owned by Athyrium Opportunities III Acquisition 2 LP, (g)    shares of common stock issuable upon exercise of a warrant held by Athyrium Opportunities III Acquisition 2 LP and (h)    shares of common stock owned by Athyrium Opportunities 2020 LP. Voting and investment power with respect to the shares of the Company’s common stock held by Athyrium Opportunities III Co-Invest 1 LP, Athyrium Opportunities III Acquisition LP, Athyrium Opportunities III Acquisition 2 LP and Athyrium Opportunities 2020 LP (collectively, the “Athyrium Entities”) may be deemed to be shared by certain affiliated entities. Athyrium Opportunities Associates Co-Invest LLC is the general partner of Athyrium Opportunities III Co-Invest 1 LP and Athyrium Opportunities Associates III GP LLC is the general partner of Athyrium Opportunities Associates III LP, which is the general partner of each of Athyrium Opportunities 2020 LP and Athyrium Opportunities III Acquisition 2 LP. Jeffrey A. Ferrell, a member of the Company’s Board, is President of each of Athyrium Opportunities Associates Co-Invest LLC and Athyrium Opportunities Associates III GP LLC, and in his capacity as such, may be deemed to exercise shared voting and investment power over the shares owned by the Athyrium Entities. Jeffrey A. Ferrell and each of the foregoing entities disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address of each of the Athyrium Entities is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, New York 10017.

(4)
Dr. Stylli left the Company effective September 1, 2021. Information on the number of shares beneficially owned by him is to the best of the Company’s knowledge based on selected information provided to the Company as of February 1, 2022. Consists of (a)    shares of common stock and (b)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(5)
Consists of (a)     shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)
Consists of (a)    shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)
Consists of (a)    shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(8)
Dr. Cooper left the Company effective April 8, 2022. Information on the number of shares beneficially owned by him is to the best of the Company’s knowledge based on selected information provided to the Company as of February 1, 2022. Consists of (a)    shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(9)
Consists of (a)    shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(10)
Mr. Hashemi left the Company effective February 28, 2022. Information on the number of shares beneficially owned by him is to the best of the Company’s knowledge based on selected information provided to the Company as of February 1, 2022. Consists of (a)    shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(11)
Consists of (a)    shares of common stock, (b)    shares of common stock underlying restricted stock units that will vest within 60 days after the date of this table and (c)    shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(12)
Mr. Shihabi left the Company effective August 6, 2021. Information on the number of shares beneficially owned by him is to the best of the Company’s knowledge based on selected information provided to the Company as of February 1, 2022. Consists of    shares of common stock.

(13)	Consists of those shares described in footnotes (3) through (12) above.

OTHER MATTERS
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 29, 2022 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.
As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no later than the 10th day after the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the 2022 Annual Meeting of Stockholders, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 15, 2023 and no later than the close of business (6:00 p.m. Pacific Time) on March 17, 2023. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 17, 2023.
Delivery of Documents to Stockholders Sharing an Address
A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (855) 293-2639, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

APPENDIX A: SECOND CERTIFICATE OF AMENDMENT TO EIGHTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF BIORA THERAPEUTICS, INC.
Biora Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1.
The current name of the Corporation is Biora Therapeutics, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on January 9, 2012 under the name Ascendant MDx, Inc.

2.
The Corporation’s Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 2020 (as amended from time to time, the “Certificate of Incorporation”).

3.	The amendments to the Certificate of Incorporation set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law.
4.
The amendments to the existing Certificate of Incorporation being effected hereby are to amend and restate in its entirety Section 4.1 of Article IV of the Certificate of Incorporation to read as follows:

“Section 4.1 Capital Stock.(1)
(a)
Authorized Stock.(2) The total number of shares which the Corporation shall have authority to issue is    , of which     shall be designated as Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shall be designated as Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

(b)
Reverse Stock Split. Effective as of 12:01 a.m. Eastern Time on     (the “Effective Time”), each     shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to withholding taxes) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of Common Stock on the Nasdaq Global Market on the first business day immediately preceding the Effective Time (as adjusted in good faith by the corporation to account for the reverse stock split ratio). The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.”

(1)
These amendments implement Proposals 1 and 2 and reflect the combination of any whole number of shares of the Company’s common stock between and including    to    into one share of the Company’s common stock and the corresponding reduction in the total number of authorized shares of the Company’s common stock (with respect to such corresponding Authorized Shares Reduction, see note 2 below). If only Proposal 1 is approved by stockholders and implemented by the Board, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only the language reflected in Section 4.1(b) “Reverse Stock Split” at a ratio determined by the Board to be in the best interests of the Company and its stockholders.

(2)
Assuming Proposals 1 and 2 are both approved by the required stockholder vote and the Board elects to effect a Reverse Stock Split, the number of authorized shares of the Company’s common stock would be reduced correspondingly (thereby effecting a reduction in the Company’s total authorized capital stock).

A-1

5.	This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern Time on .
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer this     day of    .
By:
Aditya P. Mohanty Chief Executive Officer
A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BIOR2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 18, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93096-S56477 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIORA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from _______ to _______ , inclusive.	☐	☐	☐
2.	To approve an amendment to our Certificate of Incorporation to effect a corresponding reduction in the total number of authorized shares of our common stock (which is conditioned on approval and implementation of Proposal 1).	☐	☐	☐
3.	To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐
		Yes	**No**	
Q.	**Your Series X Preferred Stock will be voted in the same manner as you've instructed for your common stock on Proposals 1 and 2.** However, if you wish to vote your Series X shares in a DIFFERENT manner, mark the YES box to the right and provide instructions on proposals 1a. and 2a. by marking the boxes below.	☐	☐	
		For	**Against**	**Abstain**
1a.	To vote my Series X Preferred Stock differently on Proposal 1 as follows.	☐	☐	☐
2a.	To vote my Series X Preferred Stock differently on Proposal 2 as follows.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D93097-S56477

BIORA THERAPEUTICS, INC.
Special Meeting of Stockholders
December 19, 2022 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Adi Mohanty, Eric d'Esparbes and Clarke Neumann, or any of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock and, with respect to Proposals 1 and 2, all shares of Series X Preferred Stock of Biora Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on December 19, 2022, live via the Internet, at www.virtualshareholdermeeting.com/BIOR2022SM and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side